Exhibit 10.62

THIRD AMENDMENT, TO COMPROMISE, SETTLEMENT, AND MUTUAL RELEASE AGREEMENT

This Third Amendment and Modification to Compromise, Settlement, and Mutual Release Agreement is made as of May 12, 2003, between REPUBLIC CREDIT CORPORATION I, (“Republic”) of Denver, Colorado (Creditor), and MURDOCK COMMUNICATIONS CORPORATION, (“MCC”) of Cedar Rapids, Iowa (Debtor), and SILENT WOMAN, L.L.C. (“SW”), of Cedar Rapids, Iowa. Republic, MCC, and SW shall collectively be referred to herein as the “Parties”.

WHEREAS, the Parties have previously entered into a Compromise, Settlement, and Mutual Release Agreement (“Agreement”), executed on June 20, 2002; and

WHEREAS, said Agreement was extended and amended by an amendment, modification, and extension agreement (“First Amendment”) dated November 16, 2002, and further extended by an amendment, modification, and extension agreement (“Second Amendment”) dated January 28, 2003; and

WHEREAS, MCC defaulted on said Agreement and Agreement was terminated on March 7, 2003; and

WHEREAS, the parties now wish to resurrect said Agreement, with changes, modifications, and amendments thereto. The Parties agree to modify, extend, reinstate, and continue the Agreement executed by the Parties on June 20, 2002, as previously amended, with the following changes and modifications.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	A copy of the Agreement dated June 20, 2002, and the First Amendment dated November 16, 2002, and the Second Amendment dated January 28, 2003, are respectively attached hereto as Exhibits 1, 2, and 3, and are incorporated herein by this reference.

2.

This Third Amendment and Modification to Compromise, Settlement, and Mutual Release Agreement (“Third Amendment”) is intended to modify the terms, conditions, and provisions of certain paragraphs of the Agreement, more particularly described below. All section and paragraph numbers identified below are intended to reference the specific sections and paragraphs as found in the June 20, 2002 Agreement attached hereto as Exhibit 1.

3. The following paragraphs, unless otherwise noted, are intended to replace and supercede, in their entirety, the corresponding paragraphs in the June 20, 2002 Agreement, as amended, attached hereto as Exhibit 1, 2, and 3:

SECTION ONE

EXISTENCE OF NOTES, CONTINGENCIES, AND JUDGMENTS

The Parties acknowledge that Republic currently holds MCC promissory notes (“Notes”) in the amounts and from certain individuals as set forth in Exhibit “A” hereto, and that this Agreement is specifically contingent upon (i) those individuals listed in Exhibit “E”, attached hereto and incorporated herein by this reference, each of whom is individually named as payee in the Notes identified in Exhibit “A” hereto, executing and delivering a Waiver and Release Agreement between themselves and Republic, which shall be attached hereto as Exhibits “J1” thru “J9”; and (ii) those individuals listed in Exhibit “E” executing releases with Republic, which releases shall be attached hereto and incorporated herein as Exhibits “F1” Thru “F9”, on or before May 15, 2003, or this Agreement shall be null and void. Facsimile or original signatures shall be acceptable.

SECTION THREE

TERMS OF PAYMENT AND RELEASE OF JUDGMENT

3.1—METHOD OF PAYMENT:

(b)  Upon execution by the Parties of the Third Amendment to this Agreement, MCC shall deliver to Republic Thirty-five Thousand Dollars ($35,000) in cash, by wire transfer, which $35,000.00 shall be non-refundable; and

(d)  At or prior to the Closing of the Merger, and in accordance with the offering memorandum substantially in the form attached hereto and incorporated herein as Exhibit “G” within five (5) days of the execution of this agreement, and Republic’s subscription therefor, MCC shall deliver to Berthel Fisher & Company Financial Services, Inc. (“BFC”) as brokerage agent for Republic, Three Hundred Fifty Thousand (350,000) shares of MCC Common Stock, no par value per share (the “MCC Common Stock”). The Parties agree that MCC shall pay to BFC all commissions related to BFC’s subsequent sale of the MCC Common Stock on behalf of Republic. The Parties agree that: (a) the MCC Common Stock shall be offered and issued to the Republic under the private offering exemptions from registration available under the Securities Act and the laws of the states in which the Shares will be sold, and that the Shares offered pursuant to Exhibit “G” hereto will not, prior to issuance, be registered under the Securities Act or under the securities laws of any state or other jurisdiction. As a result, the Shares as initially issued cannot be transferred without registration under the Securities Act and applicable state securities laws or an exemption therefrom and the Shares will be “restricted securities” as that term is defined in Rule 144 under the Securities Act; and (b) MCC shall register with the Securities and Exchange Commission the resale by Republic of the shares prior to the closing of the Merger, (which registration may also include any other securities to be sold by MCC, and successor of MCC or any other security holder of MCC or any successor of MCC), and any such registration shall cause the shares to be freely tradable when the registration is declared effective by the SEC. MCC shall use its best efforts in working with the SEC to cause the registration to be effective so that the shares become tradable at or prior to the closing of the Merger.

(e)	At the Closing of the Merger, MCC shall deliver to Republic Two Hundred Thousand Dollars ($200,000), by wire transfer, which $200,000 shall be nonrefundable;

(f)	At the Closing of the Merger, MCC and/or Polar Molecular (“Polar”) shall deliver to Republic, MCC/Polar’s promissory note (the “Promissory Note”) in the amount of Five Hundred Thousand Dollars ($500,000), in the form attached hereto as Exhibit “H”, payable to Republic. Notwithstanding the promise to deliver the $500,000 Promissory Note set forth above, Republic agrees to accept, in lieu of payment in full of the Promissory Note, a cash payment of Three Hundred Thousand Dollars ($300,000) (the “Cash Payment”), in full and complete satisfaction and payment for the Promissory Note, provided that the Cash Payment is received by Republic by wire transfer on or before the earlier to occur of either of the following events: (i) one (1) year from the date of the Closing of the Merger; or (ii) within five (5) days of Polar receiving aggregate purchase orders representing $10,000,000 in revenues, which revenues shall be reported in its quarterly SEC Form 10

10-Q filings. Upon timely receipt of the Cash Payment, Republic shall return said Promissory Note marked “paid in full.”

3.2 RELEASE AND SATISFACTION OF JUDGMENT; RETURN OF NOTES: At the Closing of the Merger, Republic shall provide to MCC a Release and Satisfaction of the Default Judgment set forth in Exhibit “C”; and each of the original Collateral Notes in its possession and which are enumerated in Exhibit “A”. MCC will execute and deliver to Republic a Release in the form attached hereto and incorporated herein as Exhibit “I”.

SECTION FOUR

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

4.5 Republic represents and warrants that, as of the Closing of the Merger, it has or shall have in its possession those original Collateral Notes, or lost Note Affidavit(s), signed by the Borrowers identified on Exhibit “A” hereto. That it has not sold, assigned, or transferred any right or interest it has, or may have, in the Collateral Notes, or in the default judgment set forth in Exhibit “C” hereto, to any other person or entity. Republic further represents and warrants that barring any breach of this Agreement by MCC, Republic shall not bring any legal cause of action seeking to enforce or collect on the Collateral Notes against MCC with respect to any of the Collateral Notes, attached hereto as Exhibit “A”. Republic’s representation herein does not include any legal cause of action that Republic may have against any individuals in connection with any of the Collateral or other Notes.

SECTION SEVEN

MISCELLANEOUS

7.1. CLOSING. For purposes of this Agreement, “Closing of the Merger” shall refer to that time set forth in Article II, Section 2.01 of the Merger Agreement between MCC and Polar unless otherwise agreed in writing by the parties thereto. Notwithstanding the prior sentence, the Parties agree that if the merger agreement between MCC and Polar fails to Close prior to October 31, 2003, this Agreement is null and void, except that all payments delivered to Republic prior to the Closing date, and all expenses paid to Republic pursuant to Section 7.3 of this Agreement, shall not be refunded to MCC.

4. The Parties agree that this Third Amendment complies with Paragraph 7.2 of the Agreement, attached hereto as Exhibit 1.

5. That the Agreement remains in full force and effect as to all other terms and conditions as contained therein, not expressly amended or extended herein.

IN WITNESS WHEREOF, the Parties have executed this Agreement.

REPUBLIC CREDIT CORPORATION I

By:	/s/ ROBERT S. POSSEHL	May 12, 2003
	Robert S. Possehl	Date

MURDOCK COMMUNICATIONS CORPORATION

By:	/s/ WAYNE WRIGHT	May 12, 2003
	Wayne Wright, Principal Accounting Officer	Date

As to Form

By:	/s/ JAMES ARENSON	May 12, 2003
	James Arenson, Attorney for MCC	Date

SILENT WOMAN, L.L.C.

By:	/s/ JAMES ARENSON	May 12, 2003
	James Arenson, Member	Date

EXHIBIT “I”

RELEASE

FDIC Loan Sale /Pool #00DT05

This Release shall become effective upon the closing of the merger between MCC and Polar. The undersigned was/were Debtor(s) of Republic Credit Corporation I (“Republic”) by virtue of Republic’s purchase of certain collateral notes pledged to Hartford-Carlisle Savings Bank (“Hartford”) with a principal place of business in Carlisle, Iowa, at the time it was closed, and at the time the Federal Deposit Insurance Corporation (“FDIC”) was appointed Receiver. Subsequent to its appointment as Receiver, the FDIC sold Notes evidencing said indebtedness, together with all Collateral and Security Instruments to Republic, and its affiliates, parent, subsidiaries, officers, directors, employees, predecessors, successors and assigns. Republic has now agreed to compromise, settle, assign, or release, as the appropriate case may be, the following identified collateral notes. The undersigned agrees to execute this Release in favor of Republic, Hartford and FDIC:

Note/Loan #	Original Principal Amount	Note/Loan Date	Debtor(s)

120162002	$250,000	1-4-99	Colin P. Halford

120162001	$ 25,000	4-23-98	Colin P. Halford

162131002	$250,000	1-11-99	William Wharton

162131001	$ 50,000	4-23-98	William Wharton

Debtor(s), his/their heirs and assigns/itself, its successors and assigns (as the appropriate case may be), hereby releases, acquits, and forever discharges Republic, Hartford-Carlisle Savings Bank, and FDIC, in its receivership capacity, their agents servants and employees, and all persons and entities in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which Debtor(s) and those on whose behalf Debtor(s) assign(s) has or might have, whether known or unknown, now existing or arising hereafter, directly, indirectly, or remotely attributable or related to the above described events, this release being intended and understood to release all present and future claims of any kind which the

Debtor(s) and those on whose behalf Debtor(s) assign(s) might have against those hereby released, arising from or growing out of any act or omission occurring prior to the date of this Release.

MURDOCK COMMUNICATIONS CORPORATION

By:	/s/ Wayne Wright	May 12, 2003
	Wayne Wright, Principal Accounting Officer	Date